CONSENT OF INDEPENDENT ACCOUNTANTS


We hereby consent to the incorporation by reference in Registration Statement on Form S-8 (No. 333-46371) of Agritope, Inc. of our report dated October 31, 1997, appearing on page 19 of this Form 10-K.



/S/ PriceWaterhouseCoopers LLP

Portland, Oregon
December 18, 1998